UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 4
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jaco Electronics, Inc.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of
incorporation or organization)

11-1978958
(I.R.S. Employer
Identification No.)

145 Oser Avenue, Hauppauge, New York 11788
(Address of Principal Executive Offices) (Zip Code)

Jaco Electronics, Inc. 1993 Non-Qualified Stock Option Plan
Jaco Electronics, Inc. 1993 Stock Option Plan for Outside Directors
 (Full Title of the Plan)

Joel H. Girsky, President
Jaco Electronics, Inc.
145 Oser Avenue
Hauppauge, New York 11788
(Name and Address of Agent For Service)

Copies to:
Stephen I. Budow, Esq.
Morrison Cohen LLP
909 Third Avenue
New York, New York 10022
(212) 735-8600

#1917481 v1 \007449 \0301

Explanatory Note

Jaco Electronics, Inc. ("Jaco") registered shares of its common stock for issuance under the Jaco Electronics, Inc. 1993 Non-Qualified Stock Option Plan and the Jaco Electronics, Inc. 1993 Stock Option Plan for Outside Directors (the "Plans") pursuant to a Registration Statement on Form S-8 (File No. 033-89994) filed with the Securities and Exchange Commission ("SEC") on March 3, 1995. This Post-Effective Amendment No. 4 is being filed to deregister all of the shares of Jaco common stock reserved for issuance under the Plans that have not yet been issued.
.
Accordingly, Jaco hereby withdraws from registration under the Registration Statement of Form S-8 all of the shares of its common stock that have not been and will not be issued under the Plans.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hauppauge, state of New York, on this 25 day of
September, 2009.
                                                                           Jaco Electronics, Inc.

                                                                            By: /s/ Joel H. Girsky
                                                                           Joel H. Girsky
                                                                           Chairman of the Board, President
                                                                           and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                     Title                                                                                                                     Date

/s/ Joel H. Girsky                  Chairman of the Board, President and                                                                  September 25, 2009
Joel H. Girsky                        Treasurer (principal executive officer)

/s/ Jeffrey D. Gash                Executive Vice President-Finance and                                                                 September 25, 2009
Jeffrey D. Gash                      Secretary (principal financial and
accounting officer)

/s/ Charles B. Girsky             Director                                                                                                                     September 25, 2009
Charles B. Girsky

/s/ Don Ackley                      Director                                                                                                                     September 25, 2009
Don Ackley

/s/ Marvin Meirs                   Director                                                                                                                     September 25, 2009
Marvin Meirs

 /s/ Robert J. Waldman        Director                                                                                                                     September 25, 2009
Robert J. Waldman